                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

                              [Amendment No.    ]

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                             THE MACNEAL-SCHWENDLER CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                       THE MACNEAL-SCHWENDLER CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 1995

                            ------------------------

To the Stockholders of
THE MACNEAL-SCHWENDLER CORPORATION

    The Annual Meeting of Stockholders of The MacNeal-Schwendler Corporation (the "Company") will be held at 815 Colorado Boulevard, Fifth Floor, Los Angeles, California 90041 on Wednesday, June 14, 1995 at 2:00 p.m., Los Angeles time, for the following purposes:

    1. To elect two directors to Class I of the Company's Board of Directors in accordance with Article III, Section 3 of the Company's By-laws.

    2. To approve the adoption of an amendment to the Company's 1991 Stock Option Plan.

    3. To ratify the appointment of Ernst & Young as independent auditors of the Company.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 21, 1995 as the record date for the determination of stockholders entitled to receive notice of and vote at the 1995 Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Louis A. Greco
                                          SECRETARY AND CHIEF FINANCIAL OFFICER

April 28, 1995

                             YOUR VOTE IS IMPORTANT
 STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       THE MACNEAL-SCHWENDLER CORPORATION
                             815 COLORADO BOULEVARD
                         LOS ANGELES, CALIFORNIA 90041
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 14, 1995
                            ------------------------

    Your proxy on the enclosed Proxy Card is solicited by the management of the Company for use at the Annual Meeting of Stockholders (the "1995 Annual Meeting") to be held on June 14, 1995 or at any adjournment thereof. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about April 28, 1995.

    Each properly executed proxy received prior to the 1995 Annual Meeting will be voted as directed, but if not otherwise specified, such proxies will be voted for the election of the nominees for Class I of the Company's Board of Directors named in this Proxy Statement, for the adoption of the proposed amendment to the Company's 1991 Stock Option Plan (the "1991 Plan") described in this Proxy Statement and for ratification of the appointment of Ernst & Young as the Company's independent accountants for the current fiscal year. As for any other business which may properly come before the 1995 Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxyholders.

    Each stockholder giving a proxy may revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company at 815 Colorado Boulevard, Los Angeles, California 90041, a written revocation or a properly executed proxy bearing a later date. A proxy may also be revoked if the person who executed the proxy attends the meeting in person and so requests, although attendance at the 1995 Annual Meeting will not in itself constitute a revocation of the proxy.

    The Company will bear the costs of preparing, assembling and mailing the Notice, Proxy Statement and Proxy Card for the 1995 Annual Meeting. The solicitation of proxies for the 1995 Annual Meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the meeting, additional solicitation may take place by telephone, telegraph and personal interview by officers and employees of the Company. No such officer or employee will receive additional compensation for such services. The Company will, upon request, reimburse persons holding shares in their names as custodians, nominees or fiduciaries for expenses they may incur in obtaining instructions from beneficial owners of such shares. The Company has retained Chemical Trust Company of California to assist in the solicitation of proxies on its behalf for a fee of approximately $7,000, plus out-of-pocket expenses.

    The Company has fixed the close of business on April 21, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the 1995 Annual Meeting and any adjournment thereof. Shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), of which 13,380,282 were outstanding on April 21, 1995, are the only voting securities of the Company. A majority of the Company's outstanding shares of Common Stock as of April 21, 1995 must be represented in person or by proxy to constitute a quorum for the 1995 Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the 1995 Annual Meeting.

                           1.  ELECTION OF DIRECTORS

    One of the purposes of the 1995 Annual Meeting is the election of two persons to Class I of the Company's Board of Directors in accordance with
Article III,  Section 3  of  the Company's  By-laws.  Pursuant to  Article  III,
Section 3 of the Company's By-laws, the Board of Directors have set the number of directors on the Board at eight and have divided the Board into three classes, designated Class I, Class II and Class III.

Class I presently consists of three directors, but will be reduced to two members effective with the 1995 Annual Meeting. Dr. John M. Hedgepeth, a current member of Class I, has declined to stand for re-election to the Board of Directors at the 1995 Annual Meeting.

    Unless otherwise instructed, proxy holders will vote the shares for which they received proxies for the election of the Company's two nominees named below to Class I of the Board of Directors. All of such nominees are currently serving as Class I directors of the Company. The Company does not contemplate that any of the following nominees will become unavailable prior to the Annual Meeting, but if any such persons should become unavailable, it is expected that proxies will be voted for such other nominee or nominees as may be recommended to the Board of Directors by the Nominating Committee.

                             NOMINEES FOR DIRECTORS

    At the 1995 Annual Meeting, the term of incumbent directors in Class I will expire and the directors listed below will stand for re-election in accordance with Article III, Section 3 of the Company's By-laws. The directors elected to Class I of the Company's Board of Directors at the 1995 Annual Meeting will serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 1998 and until their respective successors are elected and qualified. The following table sets forth certain information, furnished to the Company by the respective persons named below, about the directors standing for re-election at the 1995 Annual Meeting:

                                                                                                            DIRECTOR
         NAME                AGE                                LAST FIVE YEARS                               SINCE
- -----------------------      ---      --------------------------------------------------------------------  ---------
Paul B. MacCready                69   Chairman  (1971 to present) and former Chief Executive Officer (1971  1992 to 1994), AeroVironment, Inc., a provider of services and  products
                                       relating    to   pollution   control,    alternative   energy   and
                                       energy-efficient  vehicles;  director,  Lindbergh  Fund;  director,
                                       Museum of Flying; creator of the Gossamer aircraft.
Frank Perna                      57   Chairman and Chief Executive Officer, EOS, a privately held provider  1994*
                                       of  power supplies for electrical  equipment and notebook computers
                                       (1994 to present);  director, PDA Engineering  (1990 to 1994).  Mr.
                                       Perna  was a member of the Board of Directors of PDA Engineering at the time  it  was acquired  by  the Company.  President  and  Chief
                                       Executive  Officer,  MagneTek, Inc.,  a  publicly held  provider of electrical equipment  and  services  to  utilities  and  industrial customers (1990 to 1993).

- ------------------------
*In accordance with the By-laws of the Company, Mr. Perna was elected by the Board of Directors on September 14, 1994.

                PROXIES GIVEN WITHOUT INSTRUCTIONS WILL BE VOTED
                         FOR THE NOMINEES LISTED ABOVE.

                              CONTINUING DIRECTORS

    The following table sets forth certain information, furnished to the Company by the respective persons named below, about the directors who comprise Class II and Class III of the Company's Board of Directors.

    The following Class II directors are currently serving until the 1996 Annual Meeting and until their respective successors are elected and qualified:

                                                                                                                 DIRECTOR
          NAME                 AGE                                  LAST FIVE YEARS                                SINCE
- -------------------------      ---      -----------------------------------------------------------------------  ---------
Bernard J. Bannan                  74   President and  Chief  Executive  Officer, Binley,  Inc.  (formerly  BJB    1986
                                         Enterprises),  a privately  held investment  management company, since
                                         1984. Dr.  Bannan is  also  a director  of  Intercole, Inc.  (1986  to present);  Dr.  Bannan previously  served as  a director  of Fairchild
                                         Space & Defense Corporation (1989 to 1991).
Harold Harrigian                   60   Partner and Director of Corporate Finance Department of Crowell, Weedon    1986
                                         & Co.,  an investment  banking and  securities firm,  since 1984.  Mr.
                                         Harrigian  is also a  director of First  Mortgage Corporation (1992 to present).
George N. Riordan                  61   Managing Director, George Riordan  & Co., investment bankers  (February    1983
                                         1991  to present); Managing Director of Dean Witter Reynolds, Inc., an
                                         investment banking firm (1989 to February 1991). Mr. Riordan is also a director of Pancho's Mexican Buffet, Inc. (1993 to present) and  Lewis
                                         Galoob Toys, Inc. (1994 to present).

    The following Class III directors are currently serving until the 1997 Annual Meeting and until their respective successors are elected and qualified:

                                                                                                                 DIRECTOR
          NAME                 AGE                                  LAST FIVE YEARS                                SINCE
- -------------------------      ---      -----------------------------------------------------------------------  ---------
Richard H. MacNeal*                72   Chairman of the Board (1965  to present) and President (September  1991    1963
                                         to  October 1993) and Chief Executive Officer (1991 to present) of the
                                         Company.
Dale D. Myers                      73   President,  Dale  Myers  and   Associates,  an  aerospace  and   energy    1990
                                         consulting  firm (1989  to present, 1984  to 1986). Dr.  Myers is also director of  General  Science  Corporation, a  subsidiary  of  Science
                                         Applications International Corporation (April 1993 to present).
Arthur H. Reidel                   44   Private  consultant (March  1995 to present);  Vice President, Business    1993
                                         Development, Viewlogic Systems,  Inc., a publicly  held software  firm
                                         (October  1994 to March 1995);  President and Chief Executive Officer,
                                         Sunrise Test Systems,  Inc., a privately-held  software firm (1992  to
                                         September   1994)  (Viewlogic  Systems,  Inc.  acquired  Sunrise  Test
                                         Systems, Inc. in September  1994); Vice President, Weitek  Corporation
                                         (1991 to 1992); General Partner, ABS Ventures, L.P. (1984 to 1991).

- ------------------------
*Richard  H. MacNeal is the father of Bruce  E. MacNeal, a Vice President of the
 Company.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES:

    During the fiscal year ended January 31, 1995, the Board of Directors held fourteen meetings. The Board of Directors has three committees: the Audit, Compensation and Nominating Committees. Drs. Hedgepeth and Myers and Messrs. Riordan and Reidel sit on the Audit Committee, which held four meetings in the fiscal year ended January 31, 1995. The Audit Committee is responsible for assisting the Board in fulfilling its responsibilities as they relate to the Company's accounting policies, internal controls, and financial reporting practices, and for maintaining a line of communication between the Board and the Company's independent accountants, Ernst & Young. Reports of such meetings are provided to the Board together with any Committee recommendations.

    Messrs. Harrigian and Riordan and Dr. Bannan comprise the Compensation Committee, which met six times in the fiscal year ended January 31, 1995. The Compensation Committee reviews all officers' compensation and recommends to the Board, as necessary, stock options to be awarded, changes in salary or profit sharing, and the amount of yearly bonuses to be awarded to employees.

    Drs. Bannan, Myers and MacCready sit on the Nominating Committee, which met five times in the fiscal year ended January 31, 1995. The Nominating Committee is responsible for nominating directors to serve on the Board of Directors of the Company. The Nominating Committee will not consider nominees recommended by the stockholders.

    Each director attended at least 75% of the total number of meetings of the Board and committees of which he was a member, except for Mr. Perna, who was only a director for a portion of the year.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of April 21, 1995 the names, addresses, and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the names and holdings of each nominee for director, the names and holdings of each executive officer named in the Summary Compensation Table ("named executive officers") and the holdings of all executive officers and directors as a group:

                                                             AMOUNT BENEFICIALLY
                                                             OWNED AND NATURE OF
                                                                 BENEFICIAL       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNERSHIP (1)      CLASS (2)
- -----------------------------------------------------------  -------------------  -----------
Richard H. MacNeal.........................................        1,334,600            10.0%
815 Colorado Boulevard
Los Angeles, CA 90041
Brinson Partners, Inc......................................          983,400(3)          8.7%
209 South LaSalle
Chicago, IL 60604

Bernard J. Bannan..........................................           15,000(4)        *
Harold Harrigian...........................................            7,250           *
John M. Hedgepeth (5)......................................           29,900           *
Paul B. MacCready..........................................            5,000           *
Dale D. Myers..............................................            7,200(6)        *
Frank Perna................................................              452           *
Arthur H. Reidel...........................................            2,000           *
George N. Riordan..........................................            7,500           *
Kenneth Blakely............................................            9,500           *
Thomas C. Curry............................................            2,721           *
Louis A. Greco.............................................           47,200           *
Bruce E. MacNeal...........................................           40,500           *
Dennis A. Nagy.............................................           69,980           *
Larry D. McArthur..........................................                0           *
Richard C. Miller..........................................                0           *
All directors and executive officers as a group
 (14 persons)..............................................        1,578,803(7)         11.8%

- ------------------------
 *   Holdings represent less than 1% of all shares outstanding.

(1) Unless otherwise indicated, (i) beneficial ownership is direct, and (ii) the person indicated has sole voting and investment power over the shares of common stock indicated. The amounts shown in this column  include shares  issuable upon  conversion of  the Company's  7 7/8%
     Convertible Subordinated Debentures due 2004 (the "Debentures") or exercise of options which are exercisable on or within 60 days of April 21, 1995, in the following  amounts: Richard  H. MacNeal,  173,457; Bernard  J.  Bannan,
     4,000;   Harold  Harrigian,  6,000;  John  M.  Hedgepeth,  6,000;  Paul  B.
     MacCready, 4,000; Dale D. Myers, 4,000; Frank Perna, 452; Arthur H. Reidel,
     2,000; George N. Riordan, 6,000;  Kenneth Blakely, 9,500; Thomas C.  Curry,
     1,721; Louis A. Greco, 40,488; Bruce E. MacNeal, 10,500 and Dennis A. Nagy,
     62,980.

(2) All expressions of percent of class held assume that the Debentures and options, if any, of the particular person or group in question, and no others, have been exercised.

(3) Based upon information set forth in a Schedule 13G filed under the Securities Exchange Act of 1934 by Brinson Partners, Inc. ("Brinson") in
     February 1995. Brinson and Brinson Trust Company, an operating subsidiary of Brinson, exercised, as of December 31, 1994, voting power and investment discretion with respect to 412,956 and 570,444 shares, respectively, or a combined total of [7.4]% of the Company's outstanding Common Stock.

(4)  11,000 shares are held in trust by Dr. Bannan.

(5) Dr. Hedgepeth served as a Director from 1973 to 1980 and 1983 to 1995. He has declined to stand for re-election to the Board of Directors at the 1995
     Annual Meeting.

(6)  3,200 shares are  held in  trust by  Dr. Myers  and his  wife, Marjorie  W.
     Myers.

(7) Includes 331,098 shares issuable upon exercise of options granted the directors and executive officers of the Company which are exercisable on or within 60 days of April 21, 1995. See footnote 1 above.

                       COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The following table and accompanying notes show for the Chief Executive Officer and the four next highest paid executive officers of the Company as of January 31, 1995, the indicated compensation paid by the Company to such persons during the last fiscal year and, to the extent required by applicable rules, the preceding two fiscal years. As required by applicable rules, the table also includes such compensation information for the Company's former Chief Operating Officer and its former Vice President, Marketing.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                     AWARDS (1)
                                             ANNUAL COMPENSATION                   --------------
                            -----------------------------------------------------    SECURITIES
                                                                    OTHER ANNUAL     UNDERLYING      ALL OTHER
    NAME AND PRINCIPAL         FISCAL                               COMPENSATION      OPTIONS      COMPENSATION
         POSITION               YEAR      SALARY ($)  BONUS ($)(2)     ($)(3)          (#)(4)         ($)(5)
- --------------------------  ------------  ----------  ------------  -------------  --------------  -------------
Richard H. MacNeal,              1995     $  325,000   $  121,904     $      --       103,500       $  61,546
Chairman and Chief               1994     $  315,625   $   59,386            --       161,457(10)   $  30,000
 Executive Officer               1993     $  300,000   $  117,000            --        12,000       $  30,000
Dennis A. Nagy,                  1995     $  210,000   $   78,769     $      --        65,000       $  38,546
Senior Vice President,           1994     $  193,542   $   36,105            --        51,000(10)   $  21,574
 Operations                      1993     $  166,750   $   65,033            --         3,000       $  21,574
Louis A. Greco,                  1995     $  185,000   $   69,631     $      --        45,000       $  33,546
Chief Financial Officer          1994     $  181,250   $   34,172            --        37,488(10)   $  23,028
                                 1993     $  174,681   $   68,126            --         3,000       $  22,243
Bruce E. MacNeal,                1995(6)  $  132,812   $       --     $      --        25,000       $  16,374
Vice President
Thomas Curry,                    1995(6)  $   81,033   $   46,886     $      --       130,000       $   8,111
President
Larry D. McArthur, (7)           1995     $  173,622   $       --     $      --        37,250       $ 685,798(8)
former Chief Operating           1994     $   87,163   $   48,437     $      --       131,000(10)   $   6,467
 Officer
Richard C. Miller, (7)           1995     $  191,638   $   63,609     $      --        14,750       $ 321,546(9)
former Vice President,           1994     $   61,664   $   19,081            --        41,000(10)           0
 Marketing

- ------------------------
 (1) The Company did not make any payments or awards that would be classifiable under the "Restricted Stock Award" and "LTIP Payout" columns otherwise required to be included in the Table by the applicable Securities and Exchange Commission ("SEC") disclosure rules.
 (2) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year.
 (3) The amounts included in this column for each of the named executives do not include the value of certain perquisites which in the aggregate did not exceed the lower of $50,000 or 10% of each named executive's aggregate 1993, 1994 or 1995 salary and bonus compensation.
 (4) Unless otherwise noted, represents shares of stock underlying options granted under the 1991 Plan. There were no individual grants of stock options in tandem with stock appreciation rights ("SAR's") or freestanding SAR's made during the fiscal years ended January 31, 1992, 1993 or 1994 to the above-named executives.
 (5) Unless otherwise noted, the amounts shown constitute Company contributions on behalf of the named individuals to (i) The MacNeal-Schwendler Corporation Profit Sharing Plan ("PSP") and (ii) The MacNeal-Schwendler Corporation Supplemental Retirement and Deferred Compensation Plan

     ("SERP") in the following amounts: Richard H. MacNeal-1995: $19,046 to PSP,
     $42,500  to SERP; 1994: $30,000 to PSP, 0  to SERP; 1993: $30,000 to PSP, 0
     to SERP; Dennis  A. Nagy -  1995: $19,046  to PSP, $19,500  to SERP;  1994:
     $21,574  to PSP, 0 to SERP; 1993: $21,574 to PSP. 0 to SERP; Louis A. Greco
     -1995: $19,046 to PSP, $14,500  to SERP; 1994: $23,028  to PSP, 0 to  SERP;
     1993: $22,243 to PSP, 0 to SERP; Bruce E. MacNeal - 1995: $16,374 to PSP, 0
     to  SERP;  Thomas Curry  -1995; $5,275  to  PSP, $2,836  to SERP;  Larry D.
     McArthur - 1995:  $19,046 to PSP,  $0 to SERP;  1994: $6,467 to  PSP, 0  to
     SERP; Richard C. Miller - 1995: $19,046 to PSP, $0 to SERP; 1994: 0 to PSP,
     0 to SERP. For information regarding additional "Other Compensation" paid to Mr. McArthur and Mr. Miller in Fiscal 1995, see notes 8 and 9 below.
 (6) Messrs. Bruce E. MacNeal and Thomas Curry were appointed executive officers of the Company in fiscal 1995.
 (7) Mr. MacArthur served as Chief Operating Officer of the Company from October
     1, 1993  to  September  30,  1994. Mr.  Miller  served  as  Vice  President
     Marketing  of the Company  from October 1,  1993 to December  31, 1994. See
     "Severance Packages."
 (8) Includes $666,752 paid to Mr. McArthur pursuant to a Settlement and General
     Release Agreement  dated  November 4,  1994  between the  Company  and  Mr.
     McArthur. See "Severance Packages -- Larry D. McArthur."
 (9) Includes  $302,500 paid to Mr. Miller  pursuant to a letter agreement dated
     October 20,  1994  between  the  Company and  Mr.  Miller.  See  "Severance
     Packages -- Richard C. Miller."
(10) Includes 6,000 shares of stock underlying options granted under the Company's now expired 1983 Incentive Stock Option Plan for Key Employees.

    OPTION  GRANTS.    The  following  table  sets  forth  certain   information
concerning stock options granted to the named executive officers for fiscal year 1995:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                         INDIVIDUAL GRANTS
                                               ---------------------------------------------------------------------
                                                                    PERCENT OF TOTAL
                                                                    OPTIONS GRANTED                                    GRANT DATE
                                                    OPTIONS         TO EMPLOYEES IN        EXERCISE       EXPIRATION     PRESENT
NAME                                           GRANTED (#) (1)(2)   FISCAL YEAR 1995   PRICE ($/SH) (3)      DATE       VALUE ($)
- ---------------------------------------------  ------------------   ----------------   ----------------   ----------  -------------
Richard H. MacNeal...........................        3,500(4)             0.5%            $    11.00      12/7/1999   $   9,552(10)
                                                   100,000(5)            14.6%            $    11.00      12/7/2004   $ 282,390(11)
Dennis A. Nagy...............................        5,000(4)             0.7%            $    11.00      12/7/1999   $  13,645(10)
                                                    60,000(6)             8.8%            $    11.00      12/7/2004   $ 169,434(11)
Louis A. Greco...............................        5,000(4)             0.7%            $    11.00      12/7/1999   $  13,645(10)
                                                    40,000(6)             5.9%            $    11.00      12/7/2004   $ 112,956(11)
Bruce E. MacNeal.............................        5,000(4)             0.7%            $    11.00      12/7/1999   $  13,645(10)
                                                    20,000(5)             2.9%            $    11.00      12/7/2004   $  56,478(11)
Thomas Curry.................................       60,000(6)             8.8%            $    11.00      12/7/2004   $ 169,434(11)
                                                    70,000(7)            10.3%            $    10.375     1/11/2000   $ 180,178(12)
Larry D. McArthur............................       37,250(8)             5.5%            $    14.25      9/30/1996   $  99,421(13)
Richard C. Miller............................       14,750(9)             2.2%            $    14.25      12/31/1996  $  39,368(13)

- ------------------------
 (1) Unless otherwise noted, represents options to purchase shares of Common Stock granted on December 7, 1994 under the 1991 Plan that become exercisable one year after the date of grant. Options under the 1991 Plan are nontransferable other than by will or the laws of descent and distribution or certain exceptions under Rule 16b-3 of the Securities Exchange Act of 1934. Options are exercisable only during an optionee's term of employment, and for three months after termination of employment if as a result of permanent disability or retirement or resignation approved by the Board. Vesting may be accelerated in certain events related to changes in control of the Company, unless the Compensation Committee, prior to such change in control, determines otherwise. Under the terms of the 1991 Plan, the Compensation
     Committee retains discretion, subject to limits in the 1991 Plan, to modify the terms of outstanding options and to regrant and reprice options. The
     1991 Plan is administered by the Compensation Committee of the Board.

 (2) The 1991 Plan provides, under certain circumstances, for the grant of "reload options" if an optionee uses already-owned shares of Common Stock to pay for the exercise of any options. The reload provision permits the grantee the right to purchase the same number of shares of the Company's common stock as the grantee used to exercise any options at an exercise price equal to the fair market value of a share of Common Stock on the date of exercise of the initial option to which the reload relates.

 (3) Options granted at an exercise price equal to the fair market value on the date of grant.

 (4) Incentive stock options.

 (5) Nonqualified stock options.

 (6) Represents  nonqualified stock options  to purchase shares  of Common Stock granted on December  7, 1994 under  the 1991 Plan  that are exercisable  in installments,  with 25% of the options  becoming exercisable one year after the date  of grant  and with  an  additional 25%  of the  options  becoming
     exercisable   on  each  successive  anniversary  date,  with  full  vesting occurring on the fourth anniversary date.

 (7) Represents nonqualified stock options to purchase shares of Common Stock granted on January 11, 1995 under the 1991 Plan that expire five years after the date of grant.

 (8) Represent nonqualified stock options to purchase shares of Common Stock originally granted on October 1, 1993 to Mr. McArthur under the 1991 Plan and amended, as of September 30, 1994, to (i) become exercisable on October
     1, 1994 and (ii) expire on  September 30, 1996. See "Severance Packages  --
     Larry D. McArthur."

 (9) Represent nonqualified stock options to purchase shares of Common Stock originally granted on October 1, 1993 to Mr. Miller under the 1991 Plan and amended, as of October 20, 1994, to (i) become exercisable on October 1, 1994 and (ii) expire on December 31, 1996. See "Severance Packages --
     Richard C. Miller."

(10) Grant Date Present Value  determined under Black-Scholes Valuation  Method.
     The estimated values under the Black-Scholes model are based on the following assumptions: the risk-free rate of return is 7.5%, the expected dividend yield is 5.8%, the expected volatility is 0.36 and the expected term is five years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(11) Grant Date Present Value  determined under Black-Scholes Valuation  Method.
     The estimated values under the Black-Scholes model are based on the following assumptions: the risk-free rate of return is 7.5%, the expected dividend yield is 5.8%, the expected volatility is 0.36 and the expected term is ten years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(12) Grant  Date Present Value determined  under Black-Scholes Valuation Method.
     The estimated values under the Black-Scholes model are based on the following assumptions: the risk-free rate of return is 7.5%, the expected dividend yield is 5.8%, the expected volatility is 0.36 and the expected term is five years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(13) Grant  Date Present Value determined  under Black-Scholes Valuation Method.
     The estimated values under the Black-Scholes model are based on the following assumptions: the risk-free rate of return is []%, the expected dividend yield is 5.8%, the expected volatility is 0.36 and the expected term is two years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

    OPTION EXERCISES. The following table sets forth information regarding stock options exercised by the named executives during fiscal 1995 and the value of in-the-money unexercised options held by the named officers as of January 31, 1995.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                           NUMBER OF
                                                                          SECURITIES        VALUE OF UNEXERCISED
                                                                          UNDERLYING            IN-THE-MONEY
                                                                      UNEXERCISED OPTIONS     OPTIONS AT FY-END
                                                                         AT FY-END (#)             ($)(1)
                                                                      -------------------  -----------------------
                                          SHARES ACQUIRED    VALUE     EXERCISABLE (E)/       EXERCISABLE (E)/
NAME                                      ON EXERCISE (#)  REALIZED    UNEXERCISABLE (U)      UNEXERCISABLE (U)
- ----------------------------------------  ---------------  ---------  -------------------  -----------------------
Richard H. MacNeal......................         0             0        173,457/103,500           0/38,813
Dennis A. Nagy..........................         0             0         61,000/65,000          11,625/24,375
Louis A. Greco..........................         0             0         40,488/45,000            0/16,875
Bruce E. MacNeal........................         0             0         10,500/25,000           3,489/9,375
Thomas Curry............................         0             0           0/130,000              0/92,500
Larry D. McArthur.......................         0             0           37,250/0                  0/0
Richard C. Miller.......................         0             0           14,750/0                  0/0

- ------------------------
(1) Based on closing price of the Company's Common Stock on January 31, 1995 ($11.375 per share) minus the exercise price of "in-the-money" options.

    SEVERANCE AGREEMENTS. The Company has entered into severance agreements with each of the named executive officers as well as with certain other key employees. These severance agreements provide that, if the Company or the employee terminates the employee's employment with the Company (other than as a result of death or disability) for any reason within two years after a change of control of the Company, the employee will receive a severance payment. Under the severance agreements, a change in control is defined to include the following transactions unless approved by a majority of the Board of Directors: (i) any person or group becomes the beneficial owner of 20% or more of the combined voting power of the Company's then outstanding securities, (ii) the election in a contest for election of a majority of the Board of Directors who were not directors prior to such contest, (iii) the stockholders approve the dissolution or liquidation of the Company, (iv) the stockholders approve a merger, consolidation or other reorganization of the Company, as a result of which less than 50% of the outstanding voting securities of the resulting entity are owned by former stockholders of the Company, or (v) the stockholders approve the sale of all or substantially all of the assets of the Company to a person or entity which is not a subsidiary of the Company. The amount of such severance payment, for each of the named executive officers with severance agreements, will be a cash payment of two and one-half times the average of the last five years of such employee's total cash compensation. Other key employees with severance agreements (totaling 84 employees) will receive at least one times the average of the last five years of such employee's total cash compensation, provided the employee has been employed by the Company at least five years, increasing ratably to a maximum of two times the average of the last five years of such employee's total cash compensation if employed by the Company for ten years or more. The severance payments will be reduced to the extent any payment is not deductible by the Company for federal income tax purposes under Section 280G of the Code. The severance agreements are automatically renewed annually unless the Company gives written notice that it does not wish to extend them. In addition, the agreements will continue in effect for three years after a change of control of the Company.

    SEPARATION AGREEMENT. The Company has entered into a Separation Agreement with Thomas Curry which provides for certain payments to Mr. Curry upon his termination of employment with the Company. If

Mr. Curry resigns his position, dies or otherwise terminates his employment with the Company, or if the Company terminates Mr. Curry's employment for "cause," Mr. Curry receives the pro rata share of his base salary then in effect plus any accrued vacation time. "Cause" includes dishonesty, fraud, theft, embezzlement, conviction of a misdemeanor involving moral turpitude or of any felony, failure to perform duties in a manner satisfactory to the Chief Executive Officer after being advised in writing of a performance deficiency, unauthorized absence from work for a period of five or more consecutive work days, violation of Company policy or procedure, inability to perform the essential functions of the job for a period of 180 days due to any physical or mental disability, competing with the Company while in its employ, or violation of the terms of a non-disclosure agreement signed by Mr. Curry upon his employment. If the Company terminates for reasons other than "cause," the Company must continue to pay Mr. Curry the base salary he was receiving at the time of termination for a period of 18 months from the effective date of the termination. The Company must also continue Mr. Curry's participation in the Company's health benefit plans for up to eighteen months after the termination date and reimburse Mr. Curry's outplacement fees (up to $35,000). The Separation Agreement also requires the Company in such circumstances to amend 70,000 options previously granted to Mr. Curry under the 1991 Plan to allow (i) full vesting as of the termination date and (ii) exercise of those options for a period of twelve months from the termination date.

    The 1991 Plan provides, under certain circumstances, for options to vest upon a change in control. See "Compensation of Executive Officers -- Option Grants in Last Fiscal Year."

    SEVERANCE PACKAGES.

    LARRY D. MCARTHUR. On November 4, 1994, the Company entered into a Settlement and General Release Agreement (the "Settlement Agreement") with Larry
D. McArthur. The Settlement Agreement provided for the Company to pay Mr. McArthur $310,000 in satisfaction of all obligations of the Company to Mr. McArthur pursuant to an Employment Agreement between Mr. McArthur and the Company dated October 1, 1993. The Company also agreed to amend 37,250 options previously granted to Mr. McArthur under the 1991 Plan to allow such options to vest as of October 1, 1994 and expire on September 30, 1996. In addition, the Company agreed to continue Mr. McArthur's participation in the Company's health benefit plans for up to twelve months from September 30, 1994, reimburse Mr. McArthur's relocation benefits (up to $50,000) and certain of Mr. McArthur's outplacement fees and legal fees in connection with negotiation of the Settlement Agreement (up to $35,000 and $40,000, respectively). The Company also agreed to pay Mr. McArthur $238,000 in compromise and liquidation of any and all personal injury claims by Mr. McArthur.

    RICHARD C. MILLER. On October 20, 1994, the Company entered into a letter agreement with Richard C. Miller (the "Letter Agreement.") The Letter Agreement provided for the Company to pay Mr. Miller a lump sum severance payment of $277,500, equivalent to 18 months of Mr. Miller's base salary. The Company also agreed to pay Mr. Miller's accrued vacation through December 31, 1994 and amend 14,750 options previously granted to Mr. Miller under the 1991 Plan to allow such options to vest as of October 20, 1994 and expire on December 31, 1996. In addition, the Company agreed to continue Mr. Miller's participation in the Company's health benefit plans for up to twelve months and reimburse Mr. Miller's outplacement fees (up to $25,000).

                           COMPENSATION OF DIRECTORS

    Directors who are not also officers of the Company are paid $12,500 per year, $1,550 per Board meeting attended, and $775 per committee or telephone meeting attended.

    The Company does not additionally compensate employee directors. All other directors are reimbursed for all expenses incurred in connection with attendance at meetings of the Board and the performance of Board duties. Expense reimbursement typically includes transportation costs and, when required, overnight hotel expenses for those directors who reside outside the Los Angeles metropolitan area.

    Mr. Reidel and Dr. Myers also perform ad hoc consulting services to the Company on an informal basis. In fiscal 1995, the Company paid Mr. Reidel $6,000 and Dr. Myers $7,000 (plus reimbursement of each director's expenses) pursuant to such arrangements.

    On June 10, 1992, the stockholders approved the 1991 Plan, including the Non-Employee Director Program. The Non-Employee Director Program provides for option grants to members of the Board of Directors who are not officers or employees of the Company or its subsidiaries. Upon stockholder approval, each eligible director received a non-discretionary grant of nonqualified stock options for the purchase of 2,000 shares of the Company's common stock at an exercise price of $8.00 per share. In addition, eligible directors receive an annual grant of options to purchase 2,000 shares of Common Stock on the first business day of each calendar year through 2001. There was a grant as of the first business day in calendar 1995 at an exercise price of $10.50. Subsequent grants will occur on such day in each subsequent year through 2001. All options granted under the Plan become exercisable in full 12 months after the award date and expire on the fifth anniversary of the award date. Vesting may be accelerated in certain events related to changes in control of the Company. The purchase price payable upon the exercise of a director's option equals the fair market value of the Common Stock on the award date.

    A maximum of 200,000 shares of Company Common Stock may be issued upon the exercise of options under the Non-Employee Director Program.

    The 1991 Plan, including the Non-Employee Director Program, is proposed to be amended. See "2. Adoption of Amendment to the 1991 Plan." If the proposed amendment to the 1991 Plan is adopted, (i) eligible directors will receive a one time grant of options to purchase 10,000 shares of Common Stock plus an annual grant of options to purchase 3,000 shares of Common Stock on the first business day of each calendar year through 2001 and (ii) an aggregate of 500,000 shares of Common Stock will be eligible for issue of options under the Non-Employee Director Program.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS HAS FURNISHED THE FOLLOWING REPORT ON EMPLOYEE COMPENSATION. SUCH REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED SOLICITING MATERIAL OR BE DEEMED FILED UNDER SUCH ACTS.

    The Compensation Committee of the Board of Directors reviews and establishes the general compensation policies of the Company, and administers the Company's various compensation plans, including its stock option plans and annual salary and bonus plans.

    Each year, the Committee undertakes a comprehensive review of the compensation plans and levels of compensation of the Company's Chief Executive Officer, Dr. Richard MacNeal, and the other senior executive officers of the Company. The purposes of this review are to assure that compensation is appropriately tied to performance and that salary and potential bonus compensation levels are appropriate. In undertaking this review, the Committee considers the compensation levels of the Company's executive officers in light of the performance of the Company over the past fiscal year and other historical periods, the performance of certain other relevant companies and the level of compensation paid to the executive officers of each of the other relevant companies. No particular weighting is given to the various factors. Other relevant companies include a diversified group of publicly traded high technology software companies providing similar products and services, but not every company in the S&P Software/Computer Services Index. Performance measures for the Company and relevant companies reviewed by the Committee included return on equity and cash flow return on sales.

    Members of the Committee review this information as well as compensation surveys provided by various compensation consulting firms. Based upon extensive discussions and a thorough review of the available data, the Committee determines the annual salaries of Dr. MacNeal and of the Company's other senior executive officers, the performance targets and bonus levels, and stock option award levels. The decisions made in mid-1994 by the Committee resulted in rankings for senior executives, including Dr. MacNeal, within an approximate range of 50th to 75th percentile, as to cash compensation, even though the Committee did not adopt a policy of targeting specific compensation percentile rankings against a peer group of executives.

    The compensation policy of the Company, which is endorsed by the Committee, is that a significant portion of the compensation of upper management should be contingent upon the performance of the Company, and/or the individual contributions of each senior manager. As a result, the annual compensation of all executive officers includes a bonus component subject to Company performance. Performance is measured against the annual budgeted operating income before the effects of capitalized software. A significant portion of senior executive officers' compensation is therefore considered to be "at risk." Compensation of all senior executive officers is also reviewed with the Board. For Dr. MacNeal and all other senior officers, approximately 25% of total expected compensation is at risk.

    BASE SALARY. Dr. MacNeal's base salary for the period from June 1, 1994 to May 31, 1995 was set at $325,000 per annum and was determined by the Committee in connection with the comprehensive review described above. The Committee subjectively considered the Company's performance, the performance of Dr. MacNeal, compensation of CEO's of other relevant companies discussed above and the performance of such companies and the proportion of compensation that would be "at risk" in setting Dr. MacNeal's salary. No particular weighting was given to the various factors, but the Committee strove to achieve fair and reasonable compensation based upon such factors. The base salaries for the period from June 1, 1994 to May 31, 1995 for the remaining senior executive officers were similarly reviewed and set, with consideration also given to the relationship of such salaries to the salary of Dr. MacNeal.

    ANNUAL BONUS. Based upon the comprehensive review of other relevant companies described above, the Committee established an expected annual compensation objective for Dr. MacNeal and the other senior executive officers consisting of a base salary component and an incentive component. Under the Company's Executive Bonus Plan, Dr. MacNeal and the other senior executive officers' expected bonus was set at 37.5% of their annual base salary with a range of potential bonus payouts varying from zero to 75% of base salary dependent upon Company performance. The actual bonus earned by Dr. MacNeal and the other senior executive officers in fiscal 1995 amounted to 37.5% of base salary and was based on the Company's performance for the fiscal year ended January 31, 1995 and the positive financial effects of the Company's acquisition in fiscal 1995 of PDA Engineering.

    The Company's performance is generally measured for purposes of bonus determination against annual budgeted operating income, before the effects of capitalized software. The annual budget is approved by the Board at the beginning of the fiscal year. Dr. MacNeal's bonus and that of the other executive officers for the next fiscal year is expected to be based 100% upon the performance of the total company as described above.

    STOCK OPTIONS. During fiscal 1995, the Committee authorized all stock option grants under the 1991 Plan. In conjunction with the comprehensive review of Company performance versus the performance of other relevant companies discussed above, in December 1994 the Committee assigned option awards to Dr. MacNeal and other executive officers based on their respective expected fiscal 1995 compensation levels, their individual performance during the 1995 fiscal year, and the length of service with the Company.

    SEVERANCE PACKAGES. During fiscal 1995, the Committee authorized severance packages for Larry D. McArthur, former Chief Operating Officer of the Company, and Richard C. Miller, former Vice President, Marketing of the Company. The severance arrangements with these executives were negotiated by management of the Company and presented to the Committee for approval. In connection with the approval of these packages, the Committee authorized the amendment of the terms of options previously granted to each of Messrs. McArthur and Miller under the 1991 Plan. The Committee found the severance packages, and the amendment of the option terms contained in each package, to be in the best interest of the Company and unanimously approved each of the severance agreements.

    In December 1994, the United States Internal Revenue Service issued revised proposed regulations affecting all publicly held United States corporations (the "Regulations") interpreting the recently enacted limitation on the tax deductibility of compensation in excess of $1 million for certain executive officers. In general, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. However, the Committee will not necessarily limit executive compensation to that which is deductible under the Regulations. The Committee will consider various alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

    No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries, or is employed by a company whose Board of Directors includes a member of the management of the Company.

                                          Compensation Committee:

                                            Harold Harrigian, Chairman
                                            Bernard J. Bannan
                                            George N. Riordan

                               PERFORMANCE GRAPH

    The following graph provides a five year comparison of cumulative total returns for the Company, the Standard & Poor's Software/Computer Services Index and American Stock Exchange (AMEX) Market Value Index. The comparison covers the five-year period from the first day of the Company's 1991 fiscal year to the last day of the Company's 1995 fiscal year and assumes that $100 was invested at the beginning of the period in the Company's Common Stock and in each index.

                       THE MACNEAL-SCHWENDLER CORPORATION
                            STOCK PRICE PERFORMANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           FY 1990    FY 1991    FY 1992    FY 1993    FY 1994    FY 1995
MSC                             100     154.85     132.06     192.18      169.6     156.34
S&P SOFTWARE INDEX              100      87.52     130.52     152.94     197.93     224.71
AMEX INDEX                      100      93.63     115.43     113.37     135.37     118.14

    Cumulative total returns assumes reinvestment of dividends on the date such dividends were declared.

    THE STOCK PRICE PERFORMANCE DEPICTED IN THE ABOVE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED SOLICITING MATERIAL OR BE DEEMED FILED UNDER SUCH ACTS.

                     2.  ADOPTION OF AMENDMENT TO 1991 PLAN

    THE AMENDMENT. At the Annual Meeting, stockholders will be asked to approve an amendment, adopted by the Board of Directors on March 15, 1995, to the 1991 Plan (the "Amendment"). The Amendment has the following effects:

    INCREASED NUMBER OF SHARES SUBJECT TO THE 1991 PLAN. The Amendment would increase the authorized number of shares of Common Stock subject to the 1991 Plan by 1,800,000 shares (an additional 1,500,000 in the Key Employee Program and 300,000 in the Non-Employee Director Program). At the time the 1991 Plan was adopted, an aggregate of 1,200,000 shares of Common Stock was set aside for delivery under the 1991 Plan, of which a maximum of 1,000,000 shares may be delivered under the Key Employee Program and a maximum of 200,000 shares may be delivered under the Non-Employee Director Program. As of January 31, 1995, no shares had been issued under the Key Employee Program, 890,000 shares were subject to outstanding but unexercised options granted thereunder and, assuming approval of the Amendment, a total of 1,610,000 shares (plus shares which become available through expiration, cancellation or termination of outstanding but unexercised options and subject to adjustments pursuant to the 1991 Plan) were available thereunder. As of January 31, 1995, 18,000 shares had been issued under the Non-Employee Director Program, 100,000 shares were subject to outstanding but unexercised options granted thereunder and, assuming approval of the Amendment, a total of 382,000 shares (plus shares which become available through expiration, cancellation or termination of outstanding but unexercised options and subject to adjustments pursuant to the 1991 Plan) were available thereunder.

    INCREASED FORMULA FOR GRANTS TO NON-EMPLOYEE DIRECTORS. The Amendment would increase the amount of the formula awards to non-employee directors so that such individuals receive annual nondiscretionary grants of nonqualified stock options to purchase 3,000 shares of Common Stock over the remaining term of the 1991 Plan. Directors currently receive annual grants of nonqualified stock options to purchase 2,000 shares of Common Stock. In addition, upon effectiveness of the Amendment each current non-employee director would receive a one-time nonqualified stock option to purchase 10,000 shares of Common Stock and each non-employee director elected or appointed to the board after the effectiveness of the Amendment would receive a one-time nonqualified stock option to purchase 10,000 shares of Common Stock upon each such director's initial election or appointment.

    REISSUE OF SHARES UNDER THE KEY EMPLOYEE PROGRAM. The Amendment would authorize the reissue of an indeterminate number of shares delivered to pay the exercise price or delivered or offset to pay withholding taxes in respect of the exercise of options granted under the Key Employee Program. Such shares will, however, be available only for grants of nonqualified stock options to persons other than executive officers or directors. The 1991 Plan currently provides that shares offset to pay withholding taxes in respect of the exercise of options granted under the Key Employee Program are not available for future grant thereunder.

    LIMITS ON GRANTS TO ANY INDIVIDUAL. The Amendment also imposes a maximum limit (1,000,000 shares) on the number of shares of Common Stock issuable under options that during any calendar year are granted to any participant in the Key Employee Program. This change is prompted by certain tax law requirements relating to the deductibility of compensation paid under options plans.

    SUMMARY DESCRIPTION OF THE 1991 PLAN. The 1991 Plan was approved by the Company's stockholders at the 1992 Annual Meeting and has been amended since that time principally in response to changing rules and interpretations of the Securities and Exchange Commission and its staff under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The purposes of the 1991 Plan are to promote the interests of the Company and its stockholders, to improve the long-term financial performance of the Company, and to attract and retain outside directors, members of management and key individuals by providing competitive financial incentives.

    The 1991 Plan consists of two parts: the Key Employee Program which allows discretionary awards of nontransferable incentive stock options and nonqualified stock options to officers, key employees and certain other individuals who perform significant services for the Company and its subsidiaries; and the Non-Employee Director Program which provides for initial grants and automatic annual grants of nontransferable nonqualified stock options to non-employee directors. Dr. MacNeal is eligible for the Key Employee Program. All other Directors are eligible only for the Non-Employee Director Program.

    The following summary of the 1991 Plan, as changed to reflect the Amendment, is qualified in its entirety by reference to the text of the 1991 Plan. A copy of the 1991 Plan is available for review at the principal executive offices of the Company and will be furnished to stockholders without charge upon written request directed to Louis A. Greco, Secretary, The MacNeal-Schwendler Corporation, 815 Colorado Boulevard, Los Angeles, California 90041-1777. For additional information regarding certain options and other benefits granted to certain directors and officers of the Company, see "Election of Directors -- Compensation of Executive Officers" above.

    The closing price of the Common Stock on April 21, 1995 was $14.75.

                              KEY EMPLOYEE PROGRAM

    SHARES ISSUABLE UNDER THE KEY EMPLOYEE PROGRAM. A maximum of 2,500,000 shares of Common Stock may be issued upon the exercise of options under the Key Employee Program. Shares relating to options granted under the Key Employee Program that are not exercised or are cancelled typically will again be available for purposes of the Key Employee Program. In addition, the Key Employee Program authorizes the reissue of an indeterminate number of shares delivered to pay the exercise price or delivered or offset to pay withholding taxes in respect of the exercise of an option granted thereunder to persons who are not executive officers or directors of the Company. The 2,500,000 shares represent approximately 18.7% of the Common Stock issued and outstanding on April 21, 1995.

    ELIGIBILITY. Persons entitled to receive awards under the Key Employee Plan include key employees and officers of the Company and its subsidiaries and certain other individuals who perform services for the Company and its subsidiaries similar to those performed by key employees (collectively, "Eligible Employees"). There are presently approximately 620 Eligible Employees who may participate in the Key Employee Program. Members of the Board of Directors who are not officers or employees of the Company or its subsidiaries are not eligible to participate in the Key Employee Program.

    ADMINISTRATION.    The   Key  Employee  Program   is  administered  by   the
Compensation Committee of the Board of Directors (the "Committee"). All Committee members must be "disinterested persons" within the meaning of Rule 16b-3(c) of the Securities and Exchange Commission, and under the 1991 Plan no option may be granted to any Committee member except under the Non-Employee Director Program. The Committee has full authority to authorize option awards to Eligible Employees under the 1991 Plan. The Committee determines and designates those Eligible Employees who are to be granted options under the 1991 Plan, the number of shares to be subject to such options and the terms and conditions of the options granted, subject to the express provisions of the 1991 Plan. The Committee also has authority to interpret and construe the provisions of the 1991 Plan and to amend awards, subject to vested rights.

    GRANT OF AWARDS. The Committee may in its discretion grant one or more incentive stock options and/ or nonqualified stock options to any Eligible Employee. Each option confers the right to purchase shares of Common Stock at a future date. The purchase price per share of Common Stock covered by an option granted under the Key Employee Program is determined by the Committee on the date of grant of such option. The purchase price per share for an incentive stock option must be at least equal to the fair market value of the Common Stock on the award date. Nonqualified stock options may be granted at an exercise price which is less than the fair market value of the Common Stock on the award date. For a summary of the differences in the tax treatment of the two types of Options, see "Federal Income Tax Consequences" below. Because the grant of options is discretionary, the amount of options that would have been received by Eligible Employees for the last fiscal year if the Amendment had been in effect are not determinable.

    EXERCISE OF OPTIONS. Unless the Committee otherwise provides, no option granted under the Key Employee Program may be exercised until at least one year after the initial award date, subject to acceleration as described below, and, thereafter, such options become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Generally, once exercisable, an option remains exercisable until its expiration or earlier termination. No option may be exercised more than ten years after the date it is granted or such shorter period as the Committee may determine. Subject to such limitation, the Committee may extend or accelerate the exercisability of an option in any circumstances it deems appropriate (including circumstances related to a change in control or reorganization). Payment for the exercise of an option may be made (i) in cash, (ii) in shares of Common Stock already owned by the option holder, (iii) partly in cash and partly in shares of Common Stock, or (iv) by delivery of a notice instructing the Company to deliver the shares being purchased to a broker, subject to the broker's delivery of cash to the Company equal to the purchase price.

    REGRANTS AND REPRICING. The Committee may grant to an option holder, if he or she is otherwise eligible, a new or modified option in lieu of an option granted prior thereto, for a number of shares, at an exercise price, and for a term, which in any of such respects is greater or lesser than that under the earlier option, or may effect similar results by cancellation and regrant, amendment, substitution or otherwise, subject only to the general limitations under the 1991 Plan or under applicable law. Certain of such changes may require the consent of the holder of the option.

    RELOAD OPTIONS. The Committee may authorize an option holder who uses already-owned shares of Common Stock to pay for the exercise of options to simultaneously receive a new "reload" option. Subject to certain limitations specified in the 1991 Plan, such reload options would give the option holder the right to purchase the same number of shares of Common Stock as such option holder used to pay for the exercise of the earlier options. The exercise price of the reload option would be equal to the fair market value of a share of Common Stock on the date of exercise of the initial option to which the reload feature relates. The reload option would only be exercisable if (i) the option holder is an Eligible Employee n the exercise date, (ii) the exercise occurs at least six months after its date of grant and (iii) the initial option to which the reload option relates has not expired. The Committee may also authorize the grant of additional reload options for the number of shares of Common Stock used to pay for the exercise of any prior reload option.

    TERMINATION OF EMPLOYMENT. The Committee may provide in the option agreements (which need not be the same) or otherwise, the extent, if any, to which options will remain exercisable by an Eligible Employee or the Eligible Employee's personal representative or beneficiary after an Eligible Employee's employment by the Company terminates for any reason, including voluntary or involuntary termination, retirement, disability or death, and the extent, if any, to which the exercisability of options may be accelerated or extended upon termination of employment.

    LIMITS ON GRANTS TO ANY INDIVIDUAL. The maximum number of shares of Common Stock that are issuable under options that during any calendar year are granted to any Eligible Employee participating in the Key Employee Program may not exceed 1,000,000, subject to certain adjustments.

                         NON-EMPLOYEE DIRECTOR PROGRAM

    SHARES ISSUABLE UNDER THE NON-EMPLOYEE DIRECTOR PROGRAM. A maximum of 500,000 shares of Common Stock may be issued upon the exercise of options under the Non-Employee Director Program. Shares relating to options granted under the Non-Employee Director Program that are not exercised will again be available for purposes of the Non-Employee Director Program. The 500,000 shares represent approximately 3.7% of the Common Stock issued and outstanding on April 21, 1995.

    ADMINISTRATION.   The  Non-Employee Director Program  provides for automatic grants to members of the Board of Directors who are not officers or employees of the Company or its subsidiaries.

    GRANTS OF AWARDS. Only nonqualified stock options will be awarded under the Non-Employee Director Program. On March 15, 1995, subject to approval of the Amendment by stockholders, each current non-employee director received a one-time nonqualified stock option to purchase 10,000 shares of Common Stock and each non-employee director elected or appointed to the board after the effectiveness of the Amendment will receive a one-time nonqualified stock option to purchase 10,000 shares of Common Stock upon each such director's initial election or appointment. In addition, each eligible director will receive an annual nondiscretionary grant of a nonqualified stock option to purchase 3,000 shares of Common Stock. The first of such annual grants will be made on the first business day in 1996 to the non-employee directors then in office. Subsequent grants will occur on such day in each subsequent year through 2001.

    Prior to adoption of the Amendment, non-employee directors have received initial grants of nonqualified stock options to purchase 2,000 shares and annual grants to purchase 2,000 shares of Common Stock. If the Amendment had been adopted effective as of February 1, 1994, the non-employee directors would have received in fiscal 1995 additional nonqualified stock options to purchase 95,000 shares of Common Stock. The purchase price per share of Common Stock covered by an option granted under the Non-Employee Director Program is the fair market value of the Common Stock on the date of grant of such option. The exercise prices of options granted under the annual grant provision of the Non-Employee Director Program in 1994 and 1995 were $12.625 and $10.50, respectively. The precise value of the options to be granted is not determinable by any reliable means known to the Board.

    EXERCISE OF OPTIONS. Options awarded under the Non-Employee Director Program become exercisable in full 12 months after the award date and expire on the fifth anniversary of the award date. Payment for the exercise of an option may be made (i) in cash, (ii) in shares of Common Stock already owned by the option holder, (iii) partly in cash and partly in shares of Common Stock, or (iv) to the extent permitted by applicable law, by delivery of a notice instructing the Company to deliver the shares being purchased to a broker, subject to the broker's delivery of cash to the Company equal to the purchase price. Any shares of Common Stock used for such payment must have been held by the director for at least six months prior to such exercise date.

    TERMINATION OF DIRECTORSHIP. When a non-employee director's services as a member of the Board of Directors terminate for any reason, the director's options, to the extent they are exercisable on such date, shall remain exercisable for six months after the date of such termination or until the expiration of their stated term, whichever occurs first. Any option which is not exercisable on the date of termination of such services will terminate.

                          AMENDMENTS AND MISCELLANEOUS

    ADJUSTMENT AND ACCELERATION. The number and kind of shares available under the 1991 Plan, as well as the number and price of shares subject to outstanding options granted thereunder and other share amounts or limits under the 1991 Plan, are subject to adjustment in the event of certain reorganizations or mergers, or a combination, recapitalization, stock split, stock dividend, or other similar events. Upon the occurrence of a change in control, each option granted under the 1991 Plan to an Eligible Employee participant will immediately become exercisable, unless the Committee, prior to such change in control, determines otherwise. Generally speaking, a change in control occurs under the 1991 Plan when (i) 20% or more of the combined voting power in the election of directors of the Company's then outstanding securities is acquired by any entity or group, (ii) a majority of the directors are replaced in a proxy contest,
(iii) the stockholders approve the dissolution or liquidation of the Company or an agreement to merge, consolidate or otherwise reorganize (other than with a subsidiary), as a result of which less than 50% of the voting securities of the surviving entity are owned by stockholders of the Company prior to such reorganization, or (v) the stockholders approve the sale of substantially all of the Company's business and/or assets (other than to a subsidiary).

    TERMINATION OF OR CHANGES TO THE 1991 PLAN. The authority to grant new options under the 1991 Plan will terminate on December 11, 2001, unless the 1991 Plan is terminated prior to that time by the Board of Directors. The Board of Directors may terminate or amend the 1991 Plan at any time, but no amendment may, without the approval of the stockholders, (i) materially increase the benefits accruing to recipients of awards, (ii) materially increase the aggregate number of shares which may be issued under the 1991 Plan, or (iii)
materially modify the requirements of eligibility for participation. No amendment, suspension or termination of the 1991 Plan will, without the written consent of the participant, materially adversely affect any rights or benefits of such participant or obligations of the Company under any then outstanding award granted under the 1991 Plan. Amendments to the 1991 Plan that are permitted without stockholder approval could increase the costs to the Company of the 1991 Plan, although the amount thereof is not determinable. No guidelines have been established relating to the nature of the amendments that may be made to the 1991 Plan without stockholder approval.

    1991 PLAN NOT EXCLUSIVE. The 1991 Plan does not limit the authority of the Board of Directors or the Committee to grant awards or authorize any other compensation, with or without reference to Common Stock, under any other plan or authority. Stockholder approval of the Amendment, however, will not be deemed to constitute approval of any such other compensatory awards.

    FEDERAL INCOME TAX CONSEQUENCES. The federal income tax consequences of the 1991 Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with the general tax principles applicable to the 1991 Plan. State and local consequences are beyond the scope of this summary.

    NONQUALIFIED STOCK OPTIONS. No taxable income will be recognized by an Eligible Employee or non-employee director who receives an award under the 1991 Plan (a "Participant") upon the grant of a nonqualified stock option under the 1991 Plan. Upon the exercise of a nonqualified stock option, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the

Common Stock over the option exercise price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of the Common Stock, the Participant will recognize short-term or long-term capital gain or loss, depending on how long the Common Stock is held. The Company will not be entitled to any further deduction at that time.

    INCENTIVE STOCK OPTIONS. A Participant who is granted an incentive stock option under the 1991 Plan will not recognize taxable income either on the date of grant or on the date of its exercise, provided that, in general, the exercise occurs during employment or within three months after termination of employment. However, any appreciation in share value after the date of grant will be includable in the Participant's federal alternative minimum taxable income at the time of exercise for purposes of determining liability for the alternative minimum tax. If Common Stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the option nor within one year after the date of exercise, any gain or loss resulting from disposition of the Common Stock will be treated as long-term capital gain or loss. If stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of such holding periods (a "Disqualifying Disposition"), the Participant will recognize ordinary income in the year of such disposition in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or, if less, the excess of the amount realized on the Disqualifying Disposition over the exercise price. Any remaining gain or any net loss will be treated as a short-term or long-term capital gain or loss, depending upon how long the Common Stock is held. Unlike the case in which a nonqualified stock option is exercised, the Company will not be entitled to a tax deduction upon either the grant or exercise of an incentive stock option or upon disposition of the Common Stock acquired pursuant to such exercise, except to the extent that the Participant recognizes ordinary income in a Disqualifying Disposition.

    ACCELERATED PAYMENTS. If, as a result of certain changes in control of the Company, a recipient's options become immediately exercisable, the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment." The additional value will generally be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of the recipient's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs. In such case, the excess of the total parachute payments over such recipient's average annual taxable compensation will be subject to a 20% nondeductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

    SECTION 162(M) LIMITS ON DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount which may be deducted by the Company with respect to compensation paid to the Chief Executive Officer and the four other most highly compensated executives to $1 million per tax year for each individual, unless such excess compensation is "performance-based" or is otherwise exempt from Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options that may be granted under the 1991 Plan (other than any nonqualified stock options granted at below market value exercise prices) are intended to qualify for the exemption for performance-based compensation under Section 162(m).

    STOCKHOLDERS SHOULD NOTE THAT BECAUSE EMPLOYEE DIRECTORS ARE ELIGIBLE TO RECEIVE OPTIONS AND NON-EMPLOYEE DIRECTORS WILL RECEIVE (SUBJECT TO STOCKHOLDER APPROVAL) OPTIONS UNDER THIS PROPOSAL, THE DIRECTORS HAVE A PERSONAL INTEREST IN ITS APPROVAL. HOWEVER, THE MEMBERS OF THE BOARD ALSO BELIEVE THAT THE AMENDMENT TO THE 1991 PLAN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS.

    Adoption of the Amendment requires the affirmative vote of the holders of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote at the 1995 Annual Meeting, assuming the presence of a quorum. If it is not approved, the Amendment will not be adopted.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                  APPROVAL OF THE AMENDMENT TO THE 1991 PLAN.

                 3.  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    The Company's Board of Directors has selected Ernst & Young to serve as the Company's independent accountants during the current fiscal year. A representative of Ernst & Young is expected to be present at the 1995 Annual Meeting to make such statements as he or she may desire and will be available to answer appropriate questions from stockholders.

    Services provided by Ernst & Young to the Company and its subsidiaries during the fiscal year ended January 31, 1995 included the examination of the Company's consolidated financial statements, services related to filings with the Securities and Exchange Commission and consultation on various tax and accounting matters.

    Ratification of the appointment of Ernst & Young will require the affirmative vote of at least a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote at the 1995 Annual Meeting, assuming the presence of a quorum.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
           VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG
                   AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                 VOTES REQUIRED

    The nominees for election as directors who receive the vote of a plurality of the shares entitled to be voted at the Annual Meeting, a quorum being present, shall become directors at the conclusion of the tabulation of the votes. Approval of the amendment to the 1991 Plan and ratification of the appointment of the auditors each requires the vote of a majority of the shares represented at the Annual Meeting and entitled to vote on any matter. A majority of the Company's outstanding shares of Common Stock as of April 21, 1995 must be represented in person or by proxy to constitute a quorum for the 1995 Annual Meeting.

    Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality.

    The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy for such shares that it does not have discretionary authority to vote on a particular subject, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

    Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card and as summarized elsewhere in this Proxy Statement.

                                 OTHER MATTERS

                                 OTHER BUSINESS

    The Board of Directors has no present intention of bringing before the 1995 Annual Meeting for action any matters other than those listed in the Notice of Annual Meeting and discussed above in this Proxy Statement, and management is not aware of any matters which may be presented by others. If any other business properly comes before the meeting, however, the proxy confers discretionary authority to vote with respect to such matters, and the persons named in the Proxy Card will vote on such matters, if any, in accordance with their best judgment.

                         PROPOSALS OF SECURITY HOLDERS

    It is expected that the Company's 1996 Annual Meeting will be held on or about June 13, 1996. Stockholders desiring to submit proposals for inclusion in the Company's proxy materials for, and for action at, that meeting will be required to submit them to the Company on or before December 30, 1995 (120 days before April 29, 1996). Any such stockholder proposal must also be proper in form and substance in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in order to be so included. Proposals should be submitted to Mr. Louis A. Greco, Secretary, The MacNeal-Schwendler Corporation, 815 Colorado Boulevard, Los Angeles, California 90041.

                         ANNUAL REPORT TO SHAREHOLDERS

    Enclosed with this Proxy Statement is the Annual Report of the Company for the fiscal year ended January 31, 1995. The enclosed Annual Report is included for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material.

                     EXHIBITS TO ANNUAL REPORT ON FORM 10-K

    If any person who was a beneficial owner of Common Stock of the Company on the record date for the 1995 Annual Meeting desires additional information, a copy of the exhibits to the Company's Report on Form 10-K will be furnished upon receipt of a written request and payment of copying charges. The request should identify the person requesting the exhibits as a stockholder of the Company as of April 21, 1995. Requests should be directed to Mr. Louis A. Greco, Secretary, The MacNeal-Schwendler Corporation, 815 Colorado Boulevard, Los Angeles, California 90041.

                                          By Order of the Board of Directors

                                          Louis A. Greco
                                          SECRETARY AND CHIEF FINANCIAL OFFICER

April 28, 1995

                   THE MACNEAL-SCHWENDLER CORPORATION
               Annual Meeting of Stockholders June 14, 1995

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                    THE MACNEAL-SCHWENDLER CORPORATION

   The undersigned hereby appoints R.H. MacNeal and George N. Riordan, and each of them, proxyholders, each with full power of substitution to vote for the undersigned at the Annual Meeting of Stockholders of The MacNeal-Schwendler Corporation to be held on June 14, 1995, and at any adjournments thereof, with respect to the following matters, which were more fully described in the Proxy Statement dated April 28, 1995, (the "Proxy Statement"), receipt of which is hereby acknowledged by the undersigned.

   THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE REELECTION OF THE TWO DIRECTOR NOMINEES AND FOR EACH OF THE OTHER PROPOSALS.

                             See Reverse Side

   Please mark
x  your choices
   like this

- ------
Common

The Board of Directors recommends that you vote FOR the nominees on Proposal 1 and FOR Proposals 2 and 3.

                    FOR all nominees                 WITHHOLD
                    listed below (except           AUTHORITY to vote
                    as marked to the              for all nominees
                    contrary below.)               listed below.

                         /  /                           /  /


(1) The election of the nominees for director specified in the Proxy Statement to Class I of the Board of Directors.
      Paul B. MacCready, Frank Perna

(INSTRUCTION: To withhold authority to vote for any nominee, line through his name.)

                                                          FOR  AGAINST  ABSTAIN

(2)    Approval of the Amendment to the 1991 Plan.        / /    /  /    / /
       To approve the Amendment to the 1991 Plan.

                                                          FOR  AGAINST  ABSTAIN

                                                          / /    /  /    / /

(3) Ratification of Accountants. To ratify the appointment of Ernst & Young to serve as the Company's independent accountants for the fiscal year ending January 31, 1996.

(4) Such other matters as may properly come before the meeting or any adjournment thereof. As to such other matters, the undersigned hereby confers discretionary authority.

Dated:                                                               , 1995
      --------------------------------------------------------------


- ---------------------------------------------------------------------------
                          (Please Print Name)


- ---------------------------------------------------------------------------
                 (Signature of Holder of Common Stock)


- ---------------------------------------------------------------------------
                       (Signature if Held Jointly)

NOTE: Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees and guarantors should give full titles when signing. Corporations and partnerships should sign in full corporate or partnership name by authorized person. Please mark, sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.